Exhibit (r)(2)

Code of Ethics

Overview and Procedures Memorandum

Responsible Party (if applicable)

I. Policy

The Code of Ethics (the “Code”) is predicated on the principle that the Permal Group (“Permal”) has responsibilities to its clients. Accordingly, employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interest of clients.

The Legg Mason Code of Conduct and the memo dated June 2004 issued by Raymond A. Mason discussing the hotline established for the reporting of questionable accounting and auditing practices are incorporated by reference into Permal’s Code of Ethics.

This Code of Ethics operates in conjunction with other Permal policies and procedures. When this Code conflicts with another Permal policy or procedure, the more restrictive provision shall apply.

PAMI, Permal UK, Permal HK, Permal Japan and Permal Dubai are subject to additional requirements as specified in the addenda to this Overview and Procedures Memorandum.

II. Persons Covered by the Code

All partners, officers or directors (or other person occupying a similar status or performing similar functions); employees; or any other persons who provide investment advice on behalf of Permal and are subject to Permal’s supervision (collectively “Supervised Persons”) are required to comply with this Code of Ethics.

Adopted: December 2006
Amended: March 2011

Code of Ethics

Overview and Procedures Memorandum

Responsible Party (if applicable)

III. Standards of Business Conduct

Code of Conduct

Supervised Persons are expected to act with integrity, competence, and dignity and in an ethical manner when dealing with the public, clients, prospects, their employer and their colleagues.	Supervised Persons

Supervised Persons are expected to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with clients.	Supervised Persons

Compliance with Laws and Regulations

Supervised Persons are expected to comply with all laws and regulations governing the securities industry.	Supervised Persons

Supervised Persons are not permitted, in connection with the purchase or sale of a security held or to be acquired by a client to:	Supervised Persons

•	Defraud such client in any manner;

•	Mislead such client, including making a statement that omits material facts;

•	Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

•	Engage in any manipulative practice with respect to such client;

•	Engage in any manipulative practice with respect to securities, including price manipulation.

Adopted: December 2006
Amended: March 2011

Code of Ethics

Overview and Procedures Memorandum

Responsible Party (if applicable)

Conflicts of Interest

Supervised Persons are expected to make all efforts to avoid actual or apparent conflicts of interest. A conflict may exist even when no actual wrongdoing occurs; the opportunity to act improperly may be sufficient to give the appearance of conflict.	Supervised Persons

The Conflicts of Interest Overview and Procedures Memorandum is incorporated by reference into the Code of Ethics.

Confidentiality

Supervised Persons are expected to preserve the confidentiality of information that they may obtain in the course of Permal’s business and to use such information properly and not in any way adverse to Permal’s clients’ or investors’ interests, subject to the legality of keeping such information confidential.	Supervised Persons

Supervised Persons are expected to treat non-public information they may have about Permal and its business in the same manner as they would a client’s non-public personal information and should seek to preserve the confidentiality, integrity and security of this information.

The Confidentiality and Privacy of Information Overview and Procedures Memorandum is incorporated by reference into the Code of Ethics.

Marketing and Promotional Activities

All oral and written statements made to clients, prospective clients, their representatives or the media by Supervised Persons in context of their employment or association with Permal must be professional, accurate, balanced, fair, clear, and not misleading in any way.	Supervised Persons

The Marketing and Advertising Overview and Procedures Memorandum is incorporated by reference into the Code of Ethics.

Adopted: December 2006
Amended: March 2011

Code of Ethics

Overview and Procedures Memorandum

Responsible Party (if applicable)

Employee Trading\Personal Account Dealing

Access Persons[1] and certain employees of Permal UK, Permal Singapore and Permal Dubai are required to provide information regarding all securities transactions (with certain exceptions) that they effect for their own account or for certain other accounts. All employees are subject to certain restrictions with respect to trading in Legg Mason securities and are required to report any transactions effected in Legg Mason securities.	Access Persons

The Employee Trading\Personal Account Dealing Overview and Procedures Memorandum is incorporated by reference into the Code of Ethics.

Insider Trading Policy

It is a violation of law and a breach of Permal’s polices for any of its Supervised Persons to make use, either for their personal gain or on behalf of Permal or its clients, of any material, non-public information which may come into their possession either in the course of performing their duties or through personal contacts.	Supervised Persons

The Insider Trading Overview and Procedures Memorandum is incorporated by reference into the Code of Ethics.

1	An Access Person is a Supervised Person who has access to non-public information regarding client purchases or sales of securities, is involved in making securities recommendations to clients or who has access to such recommendation that are non-public.

Adopted: December 2006
ended: March 2011

Code of Ethics

Overview and Procedures Memorandum

Responsible Party (if applicable)

Duty to Clients

Supervised Persons are expected to protect the interests of each of Permal’s clients, to place the client’s interest ahead of their own and to take steps to verify that all actions taken on behalf of clients are in the clients’ best interest.	Supervised Persons

The Duty to Clients Overview and Procedures Memorandum is incorporated by reference into the Code of Ethics.

Gifts and Entertainment

Supervised Persons may not offer, give, solicit or accept any gifts or business entertainment (collectively “Benefits”) in the context of their employment or association with Permal if these Benefits are likely to conflict or appear to conflict in any material way with any duty that Permal owes to its clients, or any duty that the recipient owes to clients.	Supervised Persons

The Gifts and Entertainment Overview and Procedures Memorandum is incorporated by reference into the Code of Ethics.

Outside Activities

Supervised Persons are expected to avoid participation in any Outside Business Activity that may interfere or appear to interfere with the interest of Permal or its clients.	Supervised Persons

The Outside Activities Overview and Procedures Memorandum is incorporated by reference into the Code of Ethics.

Adopted: December 2006
Amended: March 2011

Code of Ethics

Overview and Procedures Memorandum

Responsible Party (if applicable)

IV. Reports to Management

Each Supervised Person is required to ensure his or her own compliance with this Code. Supervised Persons are expected to use sound judgment in recognizing situations where a violation of this Code may occur and ensuring that no violation occurs. In situations where it is unclear whether this Code applies, Supervised Persons are expected to ask questions of their managers or supervisors or the Legal and Compliance Department.	Supervised Persons

The General Counsel and the Director of Global Compliance will be available to answer any questions relating to application of the Code of Ethics or any of the policies covered by the Code of Ethics.	General Counsel, Director of Global Compliance

Supervised Persons should contact the General Counsel or Director of Global Compliance if he or she becomes aware of an actual or potential violation of the policies and procedures contained in the Code of Ethics.	Supervised Persons

No Supervised Person may retaliate in any fashion against any employee who reports a suspected or actual violation of this Code.	Officers, Directors, Employees

Violations of the Code of Ethics may warrant sanctions as appropriate and permitted by law, up to and including suspension or dismissal, at the discretion of Permal’s management.

Adopted: December 2006
Amended: March 2011

Code of Ethics

Overview and Procedures Memorandum

Responsible Party (if applicable)

V. Legg Mason Hotline

Legg Mason, Inc. operates a twenty-four hour telephone global hotline for all employees to report any activities that might damage Legg Mason’s reputation or shareholders. The Hotline is confidential and anonymous with reports given to the Chairman of the Audit Committee of Legg Mason, Inc and its Board of Directors.

A list of Hotline number is attached as an exhibit to this policy.

VI. Provision of the Code of Ethics to Employees

The Legal and Compliance Department will provide a copy of the Code of Ethics to each new employee and any amendments to the Code of Ethics to all employees.	Legal and Compliance Department

Employees will be required to acknowledge, in writing or via the intranet, that they have received a copy of the Code of Ethics or any amendments to the Code of Ethics, as applicable.	All Employees

Once each fiscal year, the Director of Global Compliance will provide a copy of the Code of Ethics to all employees and request that they acknowledge, in writing or via the intranet, that they are in compliance with all provisions included in the Code of Ethics.	Director of Global Compliance

VII. Compliance Review

The Director of Global Compliance will review the Code of Ethics on a regular basis and update it when necessary or appropriate.	Director of Global Compliance

Compliance reviews stated in the various Overview and Procedures Memoranda incorporated by reference into the Code of Ethics are also incorporated into the Code of Ethics.

Adopted: December 2006
Amended: March 2011

Code of Ethics

Overview and Procedures Memorandum

Responsible Party (if applicable)

VIII. Books and Records

The following books and records are required to be maintained for a period of five years, the first two years in an appropriate office:	Legal and Compliance Department

• copy of the Code of Ethics adopted and implemented that is in effect, or at any time within the past five years was in effect;[2]

• record of any violation of the Code of Ethics and of any action taken as a result of the violation;

• record of all written acknowledgements of employees’ receipt of the Code of Ethics for each person who is currently, or within the past five years was, a Supervised Person;

• Holdings and transaction reports made pursuant to the Code of Ethics, including any brokerage confirmation and account statements made in lieu of these reports;

• list of the names of persons who are currently, or within the past five years were, Access Persons; and

•      record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in limited and initial public offerings for at least five years after the end of the fiscal year in which approval was granted.

IX. Form ADV

The Director of Global Compliance will verify that Part 2 of Form ADV of the Permal entities registered with the SEC (if required) includes a description of the Code of Ethics.	Director of Global Compliance

[2]	Permal UK and Permal Dubai must keep a copy of the Compliance Manual for as long as they are regulated by the FSA or DFSA.

Adopted: December 2006
Amended: March 2011

Code of Ethics

Overview and Procedures Memorandum

Responsible Party (if applicable)

X. Provision of Code of Ethics to Clients

Upon client request, the Director of Global Compliance will provide the client a copy of the Code of Ethics.[3]	Director of Global Compliance

[3]	This requirement is applicable to each SEC registered adviser. Permal UK and Permal Dubai are only required to comply with this provision with respect to direct US clients.

Adopted: December 2006
Amended: March 2011

Code of Ethics

PAMI Requirements

I. Overview	Responsible Party (if applicable)

This addendum is applicable to US registered mutual funds managed by PAMI.

These policies supplement the Code of Ethics Overview and Procedures Memorandum included in the Group Compliance Manual.

II. Reporting to the Board of US Registered Investment Companies Managed by PAMI

At the request of Legg Mason, but no less frequently than annually, PAMI will furnish a written report to the board of directors of any US registered mutual fund it manages that:	Legal and Compliance Department

•      describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

•      certifies that PAMI has adopted procedures reasonably necessary to prevent Access Persons of registered mutual funds managed by PAMI[1] (“Mutual Fund Access Persons”) from violating the Code.

III. Requirements with respect to PAMI’s Regulated Activities in Korea

Duty of Good Faith - PAMI must provide its services fairly under the principals of good faith. In addition, PAMI may not, when it provides its services, gain its own benefit or have a third party gain benefits at the expense of its clients without any justifiable cause.	Supervised Persons

[1]

An Access Person of a registered mutual fund (“Fund”) is any person who in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities under Rule 17j-1(a)(4) of the Investment Company Act of 1940, as amended, by the Fund, or whose functions relate to the making of any recommendations with respect to such purchase or sales and any person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities by the Fund.

PAMI Addendum - II - 1

Adopted: March 2009
Amended: March 2010

Code of Ethics

PAMI Requirements

Responsible Party (if applicable)
Duty of Care – PAMI must provide investment advisory services and manage assets under its management with good care.	Supervised Persons

Duty of Loyalty – PAMI must conduct its business with loyalty in order to protect the interest of its clients.	Supervised Persons

PAMI Addendum - II - 2

Adopted: March 2009
Amended: March 2010

Code of Ethics

Permal Dubai Requirements

Responsible Party (if applicable)

I. Overview

Permal Dubai’s business must be conducted in accordance with all applicable laws, codes, rules, regulations and standards of good market practices at all times.

The Dubai Financial Services Authority (the “DFSA”) has issued Principles for Authorized Firms and Principles for Authorized Individuals. Breaching a Principle for Authorized Firms may make Permal Dubai liable to disciplinary action and may indicate to the DFSA that Permal Dubai is no longer fit and proper to carry on a Financial Service or to hold a License. The DFSA may consider withdrawing authorization or the License on that basis.

These policies supplement the Code of Ethics Overview and Procedures Memorandum included in the Group Compliance Manual.

II. Principles for Authorized Firms

Permal Dubai is required to adhere to and comply with the following:

•	observe high standards of integrity and fair dealing;

•	act with due skill, care and diligence;

•

verify that its affairs are managed effectively and responsibly by its senior management. An Authorised Firm must have adequate systems and controls to ensure, as far as reasonably practical, that it complies with legislation applicable in the DIFC;

•

maintain and be able to demonstrate the existence of adequate resources to conduct and manage its affairs. These include adequate financial and system resources as well as adequate and competent human resources;

•	observe proper standards of conduct in financial markets;

•	pay due regard to the interests of its customers and communicate information to them in a way which is clear, fair and not misleading;

•

take all reasonable steps to ensure that conflicts of interest between itself and its customers and between one customer and another are identified and then either prevented or managed in such a way that the interests of a customer are not adversely affected;

Permal Dubai Addendum - II - 1

Adopted: December 2006
Amended: March 2011

Code of Ethics

Permal Dubai Requirements

Responsible Party (if applicable)
•	take reasonable care to ensure the suitability of its advice and discretionary decisions for customers who are entitled to rely upon its judgment;

•	arrange proper protection for assets or money belonging to a customer when it has control of or is otherwise responsible for safeguarding them; and

•

deal with Regulators in an open and co-operative manner and keep the DFSA promptly informed of significant events or anything else relating to the Company of which the DFSA would reasonably expect to be notified.

•	meet applicable standards of corporate governance as appropriate considering the nature, size and complexity of its activities.

III. Principles for Authorized Individuals

Individuals who are Authorized Individuals with the DFSA on behalf of Permal Dubai are required to adhere to and comply with the following in carrying out every Licensed Function:

•	observe high standards of integrity and fair dealing;

•	act with due skill, care and diligence;

•	observe proper standards of conduct in financial markets; and

•	deal with the DFSA in an open and co-operative manner and disclose appropriately any information of which the DFSA would reasonably be expected to be notified.

Individuals who are Authorized Individuals with the DFSA on behalf of Permal Dubai and who have significant responsibility must take reasonable care to ensure that the business of Permal Dubai for which (s)he is responsible is organized so that it can be managed and controlled effectively and complies with any legislation applicable in the DIFC.

Permal Dubai Addendum - II - 2

Adopted: December 2006
Amended: March 2011

Code of Ethics

Permal UK Addendum

Responsible Party (if applicable)

I. Overview

The Finanical Services Authority (the “FSA”) has issued eleven Principles for Business and seven more for individuals.

These policies supplement the Code of Ethics Overview and Procedures Memorandum included in the Group Compliance Manual.

II. Principles for Authorized Firms

Permal UK must:

•	conduct its business with integrity;

•	conduct its business with due skill, care and diligence;

•	take reasonable care to organize and control its affairs with responsibility and effectively, with adequate risk management systems;

•	maintain adequate financial resources;

•	observe proper standards of market conduct;

•	pay due regard to the interests of its customers and treat them fairly;

•	pay due regard to the information needs of its clients, and communicate information to them in a way that is clear, fair and not misleading;

•	manage conflicts of interest fairly, both between itself and its customers and between a customer and another client;

•	take reasonable care to ensure the suitability of its advice and discretionary decisions for any customer who is entitled to rely upon its judgment;

•	arrange adequate protection for clients’ assets when it is responsible for them; and

•	deal with its regulators in an open and cooperative way, and must disclose to the FSA appropriately anything relating to the firm of which the FSA would reasonably expect notice.

Permal UK Addendum - II - 1

Adopted: December 2006
Amended: March 2011

Code of Ethics

Permal UK Addendum

Responsible Party (if applicable)

III. Principles for Approved Persons

Individuals who are Approved Persons with the FSA on behalf of Permal UK, must in relation to carrying out a controlled function:	Approved Persons

•	act with integrity;

•	act with due skill, care and diligence;

•	observe proper standards of market conduct; and

•	must deal with the FSA and with other regulators in an open and cooperative way and must disclose appropriately any information of which the FSA would reasonably expect notice.

Individuals who are Approved Persons with the FSA on behalf of Permal UK and are performing significant influence functions must:	Approved Persons

•	take reasonable steps to ensure that the business of the firm for which he is responsible in his controlled function is organized so that it can be controlled effectively;

•	exercise due skill, care and diligence in managing the business of the firm for which he is responsible in his controlled function; and

•	take reasonable steps to ensure the business of the firm for which he is responsible in his controlled functions complies with the regulatory requirements imposed on that business.

IV. Whistleblowing

Employees are encouraged to make qualifying disclosures of information to their Supervisor. A qualifying disclosure is a disclosure of information made in good faith, which in the reasonable belief of the employee, suggests that one or more of the following has been, is being, or is likely to be committed:	All Employees

•	a criminal offense;

•	a failure to comply with any legal obligation;

•	a miscarriage of justice;

•	the putting of the health and safety of an individual in danger;

Permal UK Addendum - II - 2

Adopted: December 2006
Amended: March 2011

Code of Ethics

Permal UK Addendum

Responsible Party (if applicable)
• Damage to the environment; or

• Deliberate concealment relating to any of the above.

An employee will not suffer detriment by any act or omission of their Supervisor or Permal because of the disclosure.

Employees who do not feel able to raise or resolve a concern with their Supervisor should contact the General Counsel for further assistance.	All Employees

Employees who feel that they are unable to discuss the issue with anyone internally should contact the FSA at:	All Employees

Intelligence Department (Ref PIDA)
The Financial Service Authority
25 The North Colonnade
Canary Wharf
London E14 5HS
Tel: 020 7676 9200 or 020 7066 9200
Email: whistle@fsa.gov.uk

Permal UK Addendum - II - 3

Adopted: December 2006
Amended: March 2011

Code of Ethics

Permal HK Addendum

Responsible Party (if applicable)

I. Overview

These policies supplement the Code of Ethics Overview and Procedures Memorandum included in the Group Compliance Manual.

II. General Obligations

Due Skill, Care and Diligence

Employees must act with due skill, care and diligence in the performance of their duties and observe proper standards of market conduct.	All Employees

Employees must comply with the Compliance Manual and adhere to all stated and written policies and procedures.	All Employees

Acting Honestly, Efficiently and Fairly

Employees must perform their duties efficiently, honestly and fairly, and in the best interests of the client at all times.	All Employees

Securities Regulatory Laws and Regulations

Employees must be familiar and comply with all the securities regulatory laws and regulations applicable to their duties and areas of work.	All Employees

Employees must not engage in any activity that would require them to be licensed under any applicable securities regulatory laws and regulations unless and until they have been appropriately licensed.	All Employees

Permal HK Addendum - II - 1

Adopted: December 2006
Amended: March 2011

Code of Ethics

Permal HK Addendum

Responsible Party (if applicable)

III. Personal Financial Affairs

It is Permal HK’s policy that as a professional in the financial community, employees should adopt prudent financial management of their own affairs.	All Employees

IV. Reporting

Employees must inform the General Counsel promptly of any situation involving any:	All Employees

•

matter that may lead to a claim against Permal HK, including (but not limited to) any complaint or grievance raised with or through the employee by any client of Permal HK (whether or not related to the employee’s own conduct);

•	improper conduct by other employees or directors;

•	breaches of Permal HK’s license conditions if any;

•	breaches of the securities regulatory laws and regulations;

•	breaches of this Compliance Manual; and/or

•

changes to information provided in the initial application to the SFC for the employee to be a Licensed Representative of Permal HK, as well as any other change or event required to be conveyed to the SFC. (Such changes must be notified to the SFC within seven business days of the change.)

V. Regulatory Handbook

Attention is drawn to the Regulatory Handbook on the SFC’s website. Permal HK must comply with all applicable securities regulatory laws, codes, regulations and guidelines.

Permal HK Addendum - II - 2

Adopted: December 2006
Amended: March 2011

Code of Ethics

Permal Japan Addendum

Responsible Party (if applicable)

I. Overview

These policies supplement the Code of Ethics Overview and Procedures Memorandum included in the Group Compliance Manual.

II. Duty of Loyalty

Permal Japan will conduct its investment advisory business in good faith and with the due care of a prudent manager.	All employees

Permal Japan Addendum - II - 1

Adopted: March 2010